Notary’s Office
Dr. Monica Ray
Notary Public
Via Aurelio Saffi no. 23 - 20123 Milan
tel. 02/48029044 - fax 02/48029126

I, the undersigned Dr. Monica Ray, notary public in Milan, registered with the Milan Notarial Board, hereby certify that, in the deed notarised by me on today’s date. Mr. Ding Jianfeng, born in Shaanxi (China) on 6 August, 1957, Italian tax code DNG JFN 57M06 Z210Z, transferred to the company FLURIDA GROUP, INC., with registered office in Carson City (Nevada), 502 East John Street, operating office in Neperville (Illinois, USA), 800 West Fifth Avenue, Suite 210, domiciled in Milan (Italy), via Giovanni Boccaccio 14, Italian tax code 05968650969, his entire stake in the company FLURIDA GROUP EUROPEAN S.R. L., with registered office in Milan (Italy), via Giovanni Boccaccio 14, REA no. 1860649 at the Milan C.C.I.A.A., Milan Register of Companies and tax code no. 05943710961, with a par value of Euro 23,000.00 (twenty-three thousand), and that the entire share capital of FLURIDA GROUP EUROPEAN S.R.L. is therefore acquired by FLURIDA GROUP, INC.
Milan, 27 December, 2007

MONICA Ray -notary public (stamp and signature)

tax code: RYAMNC71T53F205E	VAT number 13333730151

Ordinary Certification of a Joint-stock company
FLURIDA GROUP EUROPEAN S.R.L.
tax code: 05943710961

Milan Chamber of Commerce, Industry, Agriculture and Crafts

Ordinary Certification of a Joint-stock company

FLURIDA GROUP EUROPEAN S.R.L.

Legal status:	Limited liability company with a single shareholder
Registered office:	20123 Milan (MI), Via Boccaccio Giovanni 14
Tax code:	05943710961
REA number:	MI - 1860649
company in the process of review

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Ordinary Certification of a Joint-stock company
FLURIDA GROUP EUROPEAN S.R.L.
tax code: 05943710961

Contents of the document
Registered office
Information on the Articles of Association/Corporate Charter
Details of incorporation
System of administration and control
Corporate purpose
Powers
Other references of the Articles of Association
Share capital and financial instruments
Shareholders and possessors of rights on stakes and shares
List of shareholders and other possessors of rights on stakes and shares
Directors
Administrative form adopted
List of directors
Activities, professional registers and associations and licenses
Activities
Review of the firm

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Ordinary Certification of a Joint-stock company
FLURIDA GROUP EUROPEAN S.R.L.
tax code: 05943710961

Registered office
REA number:	Administrative financial register (REA) number: 1860649
Registered office:	20123 Milan (MI), Via Boccaccio Giovanni 14

Information on the Articles of Association/Corporate Charter
Details of Incorporation
Entry on the Register of Companies	Tax code and registration number: 05943710961 on the Milan Register of Companies Date of registration: 03/12/2007
Sections	Registered in the ORDINARY section on 03/12/1997
Information on incorporation	Deed of incorporation dated: 22/11/2007

System of Administration and Control
Duration of the company	Date of termination: 31/12/2050
End of company year	First company year ends on: 31/12/2007 Subsequent company years end on: 31/12 Days of extension of time-limit for approval of the financial statements: 60
System of administration and auditing	System of administration adopted: administration by multi-person board
Administrative forms	Board of Directors (serving)

Corporate purpose
Corporate purpose
Corporate purpose:
The corporate purpose of the company is performance of the following activities: wholesale and retail trade - including through importation and exportation - of components and parts (including electronic control instruments) for the household appliances sector, air conditioning and climate-control systems, including industrial ones, refrigeration systems and the components sector for automobile manufacturers; materials, components and products destined for the above industrial sectors and raw materials, semi-finished and processed products, for industry in general; processing and assembly of parts and/or components for the manufacturing of equipment destined for the above industrial sectors.

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The company may also perform, in a manner instrumental to achievement of the corporate purpose, single real and movable property, industrial, commercial and financial acts and operations which are considered necessary or useful by the administrative body for achievement of the corporate purpose, including acceptance of agency, commission agency, representation and mandate, and the acceptance, directly or indirectly, of permanent stakes and shareholdings in companies or firms with a corporate purpose which is the same as, similar to or connected with its own, and the providing of real and personal security, including in favour of third parties, provided any financial activities are not carried out with the general public and all with the exception of activities reserved to those with the requisites contemplated by Legislative Decrees no. 385 of 1 September, 1993, no. 415 of 23 July, 1996, and no. 58 of 24 February, 1998, as well as the activities required by law no. 1815 of 23 November, 1939, and any modifications and additions thereto.

Powers
Powers associated with the position of Board of Directors
The administrative body holds all powers for the ordinary and extraordinary management of the company.
The Board of Directors, within the limits laid down by law, may delegate its powers to one or more directors, deciding the limits of this mandate.
The company is represented by the Chairman of the Board of Directors. Proxies or holders of power of attorney may be appointed for single acts, specific acts or categories of acts.

Allocation of profits and losses among shareholders	Arts. 32 and 33 of the Articles of Association

Other references to the Articles of Association
Pre-emption clauses	Information present in the Articles of Association/Corporate Charter

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Share capital and financial instruments
Share capital in Euro	Resolved: 23,000.00 Subscribed: 23,000.00 Paid up: 23,000.00 Contributions in cash

Shareholders and other possessors of rights on stakes and shares
List of shareholders and other possessors of rights on stakes and shares at 22/11/2007
Procedure with deed of 22/11/2007	Date of submission: 30/11/2007 Date of protocol: 03/12/2007 Protocol number: MI-2007-414975
Share capital	Share capital declared on the model with which the list of shareholders was submitted: Euro 23,000.00
Ownership	Stakes of a par value of: Euro 23,000.00 DING JIANFENG Tax code: DNGJFN57M06Z210Z Citizenship: China Type of right: ownership

Directors
Administrative form adopted
Board of Directors	Number of serving directors: 2 Period of office: until revocation

List of Directors
Director Single shareholder Chairman of the Board of Directors	DING JIANFENG Born in Shaanxi, China, on 06/08/1957 Tax code: DNGJFN57M06Z210Z Citizenship: China Residence: 20123 Milan (MI), Via Boccaccio Giovanni 14
Offices and powers	Director, appointed through the deed dated 22/11/2007 Period of office: until revocation Date of presentation: 30/11/2007 Single shareholder Registered on the shareholders’ register from 22/11/2007

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Chairman of the Board of Directors, appointed on 22/11/2007 Period of office: until revocation

Director	Gian Franco Barbieri Born in Susa (TO) on 27/01/1939 Tax code: BRBGFR39A27L013F Residence: 20144 Milan (MI), Via Bergognone 31
Offices and powers	Director, appointed through the deed dated 22/11/2007 Period of office: until revocation Date of presentation: 30/11/2007

Activities, professional registers and associations and licenses
Activities
State of activity	Inactive company
Review of the firm
Date of protocol: 17/12/2007

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